Execution Version

STOCKHOLDERS’ AGREEMENT

dated as of

March 10, 2017

among

ONCBIOMUNE PHARMACEUTICALS, INC.

and

THE STOCKHOLDERS PARTY HERETO

STOCKHOLDERS’ AGREEMENT (this “Agreement”), dated as of March 10, 2017, among:

(i) OncBioMune Pharmaceuticals, Inc., a Nevada corporation (the “Company”);

(ii) the individuals named as Management Stockholders on the signature pages hereto, and the individuals who are members of management and become a party to this Agreement after the date hereof pursuant to the terms hereof (collectively, as listed on Schedule A hereto, which may be amended by the Company to reflect changes in the Management Stockholders from time to time, each a “Management Stockholder” and collectively, the “Management Stockholders”);

(iii) Manuel Cosme Odabachian (“MCO”) and Carlos Fernando Alaman Volnie (“CAV”), each a resident of Mexico (each a “Vitel Stockholder” and collectively, the “Vitel Stockholders”); and

(iv) the individuals (if any) who become a party to this Agreement as Additional Stockholders after the date hereof pursuant to the terms hereof (collectively, as listed on Schedule A hereto, which may be amended by the Company to reflect changes in the Additional Stockholders from time to time, each an “Additional Stockholder” and collectively, the “Additional Stockholders”).

If any Management Stockholder shall hereafter Transfer any of his or her Company Securities to any of his or her Permitted Transferees, the term “Management Stockholder” as applied to such Management Stockholder shall mean such Management Stockholder and his or her Permitted Transferees, taken individually and together, and any right, obligation or other action that may be exercised or taken at the election of such Management Stockholder may be exercised or taken at the election of such Management Stockholder and his or her Permitted Transferees.

If any Vitel Stockholder shall hereafter Transfer any of his Company Securities to any of his respective Permitted Transferees (as such terms are defined below), the term “Vitel Stockholder” shall mean such Vitel Stockholder and such Permitted Transferees, taken individually and together, and any right, obligation or action that may be exercised or taken at the election of such Vitel Stockholder may be exercised or taken at the election of such Vitel Stockholder and his Permitted Transferees.

If any Additional Stockholder shall hereafter Transfer any of his or her Company Securities to any of his or her Permitted Transferees, the term “Additional Stockholder” as applied to such Additional Stockholder shall mean such Additional Stockholder and his or her Permitted Transferees, taken individually and together, and any right, obligation or other action that may be exercised or taken at the election of such Additional Stockholder may be exercised or taken at the election of such Additional Stockholder and his or her Permitted Transferees.

W I T N E S S E T H :

WHEREAS, the Company’s authorized capital stock consists of (i) 500,000,000 shares of common stock, par value $0.0001 per share, and (ii) 20,000,000 shares of preferred stock, par value $0.0001 per share, and the Company currently had 61,158,013 shares of common stock, and 1,000,000 shares of Series A preferred stock, issued and outstanding as of February 20, 2017;

WHEREAS, the Company’s common stock is quoted on the OTCQB, operated by the OTC Markets Group;

WHEREAS, MCO and CAV are the sole and exclusive owners of 98 shares (the “Vitel Shares”), together representing 98% of the capital fixed capital stock of Vitel Laboratorios, S.A. de C.V., a Mexican variable stock corporation (“Vitel”);

WHEREAS, the Company, the Vitel Stockholders and Banco Actinver, S.A., Institución de Banca Múltiple, Grupo Financiero Actinver, as Trustee (the “Trustee”), are contemporaneously herewith entering into (1) an Irrevocable Management Trust Agreement Number F/2868, dated March 10, 2017, in the form attached hereto as Exhibit A (the “Trust Agreement”), and (2) a Contribution Agreement to the Property of Trust F/2868, dated March 10, 2017, in the form attached hereto as Exhibit B (the “Contribution Agreement” and together with the Trust Agreement, the “Related Agreements”), for the purpose of establishing a vehicle for a business venture between MCO and CAV and OBMP; and

WHEREAS, it is the intention of the parties hereto to enter into this Agreement to govern certain of their rights, duties and obligations upon and after the consummation of the transactions contemplated by the Related Agreements;

NOW, THEREFORE, for good and valuable consideration the sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

Article 1
DEFINITIONS

SECTION 1.01. Definitions.

(a) The following terms, as used herein, have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; provided that no securityholder of the Company shall be deemed an Affiliate of any other securityholder solely by reason of an investment in the Company. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Ownership” means, with respect to any Stockholder or group of Stockholders, the total number of the relevant class of Company Securities owned (without duplication) by such Stockholder or group of Stockholders as of the date of such calculation, calculated on a Fully-Diluted basis.

“Board” means the board of directors of the Company.

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“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

“Bylaws” means the amended and restated bylaws of the Company, as the same may be amended from time to time.

“Charter” means the Amended and Restated Articles of Incorporation of the Company, as the same may be amended from time to time.

“Closing” means the execution of this Agreement by the parties hereto, on the date hereof.

“Common Shares” means shares of Common Stock.

“Common Stock” means the Company’s common stock, par value $0.0001 per share, and any stock into which such Common Stock may thereafter be converted, changed, reclassified or exchanged.

“Company Securities” means (i) the Common Stock, (ii) any preferred stock, (iii) any other common stock issued by the Company and (iv) any securities convertible into or exchangeable for, or options, warrants or other rights to acquire, Common Stock or any other common stock issued by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” with respect to the Company Securities as of any date of determination, means:

(i) the average of the opening and closing price per share of Common Stock, as of the date prior to the date hereof;

(ii) if the Company Securities are listed or admitted to trading on a national securities exchange in the United States or reported through The Nasdaq Stock Market (“Nasdaq”) then the closing sale price on such exchange or Nasdaq on such date or, if no trading occurred or quotations were available on such date, then the closest preceding date on which such Company Securities were traded or quoted; or

(iii) if not so listed or reported but a regular, active public market for the Company Securities exists (as determined in the sole discretion of the Board, whose discretion shall be conclusive and binding), then the average of the closing bid and ask quotations per Company Security in the over-the-counter market for such Company Securities in the United States on such date or, if no such quotations are available on such date, then on the closest date preceding such date. For purposes of the foregoing, a market in which trading is sporadic and the ask quotations generally exceed the bid quotations by more than fifteen percent (15%) shall not be deemed to be a “regular, active public market.”

If the Board determines that a regular, active public market does not exist for the Company Securities, the Board shall determine the Fair Market Value of the Company Securities in its good faith judgment.

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“Fully Diluted” means, with respect to any class of Company Securities, all outstanding shares and all shares issuable in respect of securities convertible into or exchangeable for such shares, all stock appreciation rights, options, warrants and other rights to purchase or subscribe for such class of Company Securities or securities convertible into or exchangeable for such class of Company Securities; provided that if any of the foregoing stock appreciation rights, options, warrants or other rights to purchase or subscribe for such class of Company Securities are subject to vesting, the Company Securities subject to vesting shall be included in the definition of “Fully-Diluted” only upon and to the extent of such vesting.

“Group of Stockholders” means a “group” of Stockholders, as such term would be interpreted under Section 13(d) of the Exchange Act.

“Indemnified Person” means indistinctively a Company Indemnified Person or a Vitel Stockholder Indemnified Person, as applicable.

“Indemnifying Party” means the person granting the indemnities referred to in Article 6 hereof, which shall be either the Vitel Stockholders or the Company, as applicable.

“Initial Ownership” means, with respect to any Stockholder or group of Stockholders, the Aggregate Ownership by such Stockholder or group of Stockholders as of the date hereof (or, in the case of any Additional Stockholder who becomes a party to this Agreement after the date hereof, as of the date of joinder to or entry of such Additional Stockholder into this Agreement), in each case taking into account any stock split, stock dividend, reverse stock split or similar event.

“Liquidation Event” means any of the following events:

(i) The sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any Subsidiary of the Company of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more Subsidiaries of the Company if substantially all of the assets of the Company and its Subsidiaries taken as a whole are held by such Subsidiaries;

(ii) A transaction or series of related transactions in which any Person or a group of Persons (as defined in Rule 13d-5(b) of the Exchange Act) acquires from stockholders of the Company beneficial ownership (as determined in accordance with Rule 13d-3 under the Exchange Act) of Company Securities representing more than fifty percent (50%) of the outstanding voting power of the Company; or

(iii) A merger, consolidation or reorganization of the Company or a Subsidiary of the Company with or into any other corporation, other than (A) any such transaction following which the Company’s stockholders immediately prior to such transaction own immediately following such transaction, solely in respect of the Company Securities held by them prior to such transaction, directly or indirectly through a parent corporation, greater than fifty percent (50%) of the voting power of the equity securities of the surviving corporation, including any consolidation with a wholly-owned Subsidiary and (B) a merger effected solely for the purpose of changing the domicile of the Company.

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“Permitted Transfer” means a Transfer to a Permitted Transferee, pursuant to Article 4 of this Agreement.

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Plan” means the Company 2011 Stock Option Plan.

“Pro Rata Share” means, for each Stockholder, the fraction that results from dividing (A) such Stockholder’s Aggregate Ownership of Company Securities by (B) the total number of shares of Company Securities then outstanding and owned by all Stockholders (immediately before giving effect to such issuance), calculated on a Fully-Diluted Basis.

“Rule 144” means Rule 144 (or any successor provisions) under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Series B Preferred Stock” means the Company’s Series B Preferred Stock, par value $0.0001 per share, and any stock in to which such Series B Preferred Stock may thereafter be converted, changed, reclassified or exchanged.

“Stockholder” means each Person (other than the Company) who, at any relevant determination date, shall be a party to or bound by this Agreement (as may be amended from time to time) so long as such Person shall “beneficially own” (as such term is defined in Rule 13d-3 of the Exchange Act) any Company Securities.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Third Party” means a prospective purchaser of Company Securities in a bona fide arm’s-length transaction from a Stockholder, other than a Permitted Transferee or other Affiliate of such Stockholder.

“Transactions” means the obligations of the Company to consummate the transactions contemplated by the Related Agreements

“Transfer” means, with respect to any Company Securities, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such Company Securities or any participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of such Company Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing.

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(b) Each of the following terms is defined in the Section set forth opposite such term:

TERM	SECTION
AAA	5.07
Additional Stockholder(s)	Preamble (iv)
Agreement	Preamble
CAV	Preamble (iii)
Company	Preamble (i)
Contribution Agreement	4th Recital
Independent Designees	3.01(a)
Major Decision	3.04
Management Designee	3.01(a)
Management Stockholder(s)	Preamble (ii)
MCO	Preamble (iii)
Minimum Price	4.01(c)(i)
Notice of Exercise	4.01(c)(ii)
Notice of Offer	4.01(c)(i)
OBM Shares	2.01
Offered Company Securities	4.01(c)(i)
Permitted Transfer	4.01(b)(i)
Permitted Transferees	4.01(b)(i)
Related Agreements	4th Recital
Replacement Nominee	3.03(a)
Right of First Refusal	4.01(c)
ROFR Deposit	4.01(c)(iii)
ROFR Exercise Period	4.01(c)(ii)
Third Party Purchaser	4.01(c)(i)
Third Party Sale Agreement	4.01(c)(vi)
Trust Agreement	4th Recital
Trustee	4th Recital
Vitel	3rd Recital
Vitel Designee	3.01(a)
Vitel Shares	3rd Recital
Vitel Stockholder(s)	Preamble

(c) Other Definitional and Interpretive Matters. Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

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Dollars. Any reference in this Agreement to $ shall mean U.S. dollars.

Exhibits/Schedules. The Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement. All Exhibits, Annexes and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule, Annex or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement.

Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any “Section” are to the corresponding Section of this Agreement unless otherwise specified.

Herein. The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

Article 2
TERMS OF THE TRANSACTIONS

SECTION 2.01. Establishment of Trust; Trust Contribution. MCO, CAV and the Company shall establish the Trust. MCO and CAV shall each contribute, assign and transfer to the Company ownership of, and title over, one Vitel Share and MCO and CAV shall contribute, assign and transfer to the Trustee ownership of, and title over, the remaining Vitel Shares for the benefit of the Company pursuant to the terms and conditions of the Related Agreements. The Company shall contribute, assign and transfer to the Trustee ownership of, and title over, 61,258,013 newly-issued shares of Common Stock and 2,107,681 newly-issued shares of Series B Preferred Stock with 100 votes per share (collectively, the “OBM Shares”), for the benefit of MCO and CAV pursuant to the terms and conditions of the Related Agreements. Each of MCO and CAV understands and agrees that the OBM Shares held by the Trust have not been and will not be registered under the Securities Act and are restricted securities under the Securities Act and the rules and regulations promulgated thereunder and are subject to the restrictions on transfer contained in Article 4 of this Agreement.

SECTION 2.02. Property Rights. The property rights resulting from the Vitel Shares contributed to the Trust will be exercised by the Trustee exclusively for the benefit, and in terms of the written instructions it receives from, the Company as described in Clause 3.1(a) of the Trust Agreement while the property rights resulting from the OBM Shares contributed to the Trust will be exercised by the Trustee exclusively for the benefit, and in terms of the written instructions it receives from, MCO and CAV as described in Clause 3.1(b) of the Trust Agreement.

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SECTION 2.03. Corporate Rights. The corporate rights resulting from the Vitel Shares contributed to the Trust will be exercised by the Trustee pursuant to the written instructions it receives from the Company. For such purposes, and pursuant to the bylaws of Vitel, the Company shall have the authority to instruct the Trustee regarding exercising any corporate rights it may be entitled to in its capacity as the majority Vitel shareholder, including, but not limited to, calling shareholder meetings, voting the Vitel Shares pursuant to the instructions given by the Company, executing unanimous written consents in lieu of a meeting, adopting resolutions agreeing to pay the Vitel Distributions (as such term is defined in the Trust Agreement) and, in general, resolve any and all matters associated with Vitel, and exercising any other right it may be entitled to in its capacity as the majority Vitel shareholder, pursuant to the provisions of the Trust Agreement, the Vitel bylaws and applicable law. The corporate rights resulting from the OBM Shares contributed to the Trust will be exercised by the Trustee pursuant to the written instructions it receives from MCO and CAV. For such purposes and pursuant to the bylaws of the Company and this Agreement, MCO and CAV shall have the authority to instruct the Trustee regarding exercising any corporate rights it may be entitled to in its capacity as a Vitel Stockholder, including, but not limited to, calling shareholder meetings, voting the OBM Shares pursuant to the instructions given by MCO and CAV, executing unanimous written consents in lieu of a meeting, adopting resolutions agreeing to pay the OBM Distributions (as such term is defined in the Trust Agreement) and, in general, resolve any and all matters associated with OBM, and exercising any other right it may be entitled to in its capacity as a Vitel Stockholder pursuant to the provisions of the Trust Agreement, this Agreement, the Bylaws and Nevada corporate law.

Article 3
CORPORATE GOVERNANCE

SECTION 3.01. Composition of the Board.

(a) The Board of the Company currently consists of five (5) directors. Following the Closing, the Stockholders shall take such actions as may be required so that the Board of the Company shall consist of four (4) directors, including at least one (1) designated by the Vitel Stockholders, one (1) designated by the Management Stockholders, and two (2) independent directors shall be designated jointly by the Management Stockholders and the Vitel Stockholders, in the understanding that the Management Stockholders or the Management Designee and the Vitel Stockholders or the Vitel Designee shall jointly appoint, as soon as practicable, an independent fifth member of the Board of the Company. MCO shall be the initial designee of the Vitel Stockholders to the Board (the “Vitel Designee”), Jonathan F. Head, Ph.D. shall be the initial designee of the Management Stockholders (the “Management Designee”), and Charles L. Rice, Jr. and Daniel S. Hoverman shall be the initial independent designees jointly appointed by the Management Stockholders and the Vitel Stockholders (hereinafter all Board members which are not the Vitel Designee or the Management Designee, the “Independent Designees”).

(b) Each Stockholder agrees that, if at any time it is then entitled to vote for the election of directors to the Board, it shall vote all of its Company Securities that are entitled to vote or execute proxies or written consents, as the case may be, and take all other necessary action (including causing the Company to call a special meeting of Stockholders) in order to ensure that (1) the composition of the Board is as set forth in this Section 3.01 and (2) the slate of directors proposed by the Board for election by the stockholders of the Company is elected.

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(c) The Company agrees to cause each individual designated pursuant to Section 3.01(a) or 3.03 to be nominated to serve as a director on the Board, and to take all other necessary actions (including calling a special meeting of the Board and/or Stockholders) to ensure that the composition of the Board is as set forth in this Section 3.01.

SECTION 3.02. Removal. Each Stockholder agrees that, if at any time it is then entitled to vote for the removal of directors from the Board, it shall not vote any of its Company Securities in favor of the removal of any director who shall have been designated by the Vitel Stockholders pursuant to Section 3.01, unless the Vitel Stockholders shall have consented to such removal in writing; provided that if the Vitel Stockholders shall request in writing the removal of such director, such Stockholder shall vote all its Company Securities that are entitled to vote in favor of such removal.

SECTION 3.03. Vacancies. If, as a result of death, disability, retirement, resignation, removal or otherwise, there shall exist or occur any vacancy on the Board of any director who shall have been designed by the Vitel Stockholders pursuant to Section 3.01:

(a) The Vitel Stockholders may designate another individual (the “Replacement Nominee”) to fill such vacancy and serve as a director on the Board; and

(b) each Stockholder then entitled to vote for the election of directors to the Board agrees that it shall vote all of its Company Securities that are entitled to vote or execute proxies or written consents, as the case may be, in order to ensure that the Replacement Nominee be elected to the Board.

SECTION 3.04. Board Resolutions. The Board of Directors shall adopt any and all resolutions with a vote from a majority of its members, provided that for any of the matters included in Exhibit D hereto (each a “Major Decision”) either the Vitel Designee or the Management Designee shall vote in favor of adopting the corresponding resolution. In the event of a deadlock amongst the members of the board of directors of Vitel, the Board of Directors shall cast the deciding vote to resolve the deadlock amongst the board members of Vitel with a vote from a majority of its members, subject to the provision set forth above in connection with Major Decisions regarding Subsidiaries of the Company.

SECTION 3.05. Charter or Bylaw Provisions. Each Stockholder agrees to vote all of its Company Securities that are entitled to vote or execute proxies or written consents, as the case may be, and to take all other actions necessary, to ensure that the Company’s Charter and Bylaws (a) facilitate, and do not at any time conflict with, any provision of this Agreement and (b) permit each Stockholder to receive the benefits to which each such Stockholder is entitled under this Agreement. In addition, on the date hereof, Vitel Stockholders and Management Stockholders shall sign, or direct the Trustee to sign, the written consents necessary to amend the Company’s Charter and Bylaws, substantially in the form of the documents attached hereto as Exhibit E.

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SECTION 3.06. Reimbursement of Expenses. Directors will not be entitled to compensation for service on the Board but the Company will pay all reasonable out-of-pocket expenses incurred by the members of the Board in connection with traveling to and from and attending meetings of the Board and while conducting business at the request of the Company.

SECTION 3.07. Corporate Opportunities. The parties also acknowledge that the Vitel Stockholders and their Affiliates have or may have interests in the same, related or competitive business areas as those engaged in by the Company and its Subsidiaries. For the avoidance of doubt, the Vitel Stockholders and their Affiliates shall be free to pursue only those opportunities permitted by Clause 5.2 of the Contribution Agreement without offering those opportunities to the Company.

SECTION 3.08. Protective Covenants. At and after such time that the Vitel Designee shall have been elected to the Board pursuant to Section 3.01, the Company shall not (a) amend, alter or repeal any provision of the Charter or Bylaws of the Company relating to the Board as contemplated in this Article 3, and (b) alter the size or composition of the Board other than in accordance with Sections 3.01 and 3.03 of this Agreement, without the prior written approval of the Vitel Designee (including any Replacement Nominees).

Article 4
RESTRICTIONS ON TRANSFER

SECTION 4.01. General Restrictions on Transfer.

(a) Each Stockholder understands and agrees that the Company Securities held by it on the date hereof have not been and will not be registered under the Securities Act and are restricted securities under the Securities Act and the rules and regulations promulgated thereunder. Each Stockholder agrees that it shall not Transfer any Company Securities (or solicit any offers in respect of any Transfer of any Company Securities), except in compliance with the Securities Act, any other applicable securities or “blue sky” laws and any other restrictions on Transfer contained in this Agreement and Clause IV of the Trust Agreement. Moreover, the restrictions on transfer included in Sections 4.01(c), (d) and (e) hereof are subject to the Company deregistering all its Company Securities with the Securities and Exchange Commission of the United States of America before such restrictions shall apply.

(b) Permitted Transfers.

(i) Notwithstanding anything to the contrary in this Agreement, the Stockholders that are a party hereto may at any time, without being subject to Clause 4.01, Transfer their respective Company Securities (whether being held directly or indirectly through the trustee of the Trust Agreement) (x) to any of their Affiliates, their spouse, children, grandchildren, parents, sisters, brothers, nieces, nephews or any other relative within the second degree of kindred or a trust or other entity under a Stockholder’s control (the “Permitted Transferees”), or (y) with the prior consent of the other Stockholders which are also a party hereto, or (z) as otherwise permitted under this Agreement (each, a “Permitted Transfer”), in the understanding that (1) each Management Stockholder will be considered a Permitted Transferee with respect to each other and each Vitel Stockholder will be considered a Permitted Transferee with respect to each other, (2) transfers by the Stockholders that are a party hereto resulting from their death shall be considered a Permitted Transfer, and (3) any Stockholder that is a party hereto may act individually in regards to this Clause.

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(ii) If a Permitted Transferee ceases to be an Affiliate of the Stockholder that is a party hereto who Transferred Company Securities to such Permitted Transferee, such Transfer shall be null and void pursuant to Section 4.01(d) hereof. The agreement or other instrument pursuant to which a party hereto carries out a Permitted Transfer must specifically contain a provision expressly contemplating the reversion of Company Securities or unwinding of the Permitted Transfer should the transferee cease to be a Permitted Transferee at any time after the corresponding Transfer. If according to the applicable law such reversion is not permitted or the transferor does not accept such reversion, then the non-transferring parties hereto shall be entitled to, provided that the transferor is bound to take any action that may be required from its part: (x) acquire directly or through an Affiliate, the totality of the Company Securities of the Permitted Transferee that ceased to be an Affiliate, (y) to instruct the Company to carry out a capital reduction in order to redeem the Company Securities of the Permitted Transferee that ceased to be an Affiliate, and to cause the corresponding Affiliate to approve and participate in such reduction, or (z) a combination of the rights set forth in (x) and (y) of this subsection (ii). In the event that more than one non-transferring party hereto exercises its right to acquire the Company Securities of the Permitted Transferee that ceased to be an Affiliate, the parties hereto who have exercised such right to purchase the Company Securities of the Permitted Transferee that ceased to be an Affiliate shall be entitled and obligated to purchase the entirety of such Company Securities in proportion to their holdings of Company Securities vis a vis the other parties hereto who have also exercised such right to purchase such Company Securities. The agreement or other instrument pursuant to which a party hereto carries out a Permitted Transfer must specifically contain a provision expressly granting such rights to the non-transferring parties hereto.

(iii) Each transferring Stockholder that is a party hereto shall previously notify in writing the non-transferring Stockholders that are also a party hereto of any Permitted Transfer.

(iv) Notwithstanding anything to the contrary in this clause, Vitel Stockholders may only carry out Permitted Transfers after 3 (three) years from the execution of this Agreement and any Permitted Transfer by Vitel Stockholders shall be made only to Mexican Affiliates.

(v) Any attempted Transfer in violation of the terms of this Section shall be null and void.

(c) Right of First Refusal. Subject to the provisions in this Article 4 (particularly the last sentence of Section 4.01(a)), in the event a Stockholder that is a party hereto wishes to Transfer its Company Securities (other than a transfer which is part of an acquisition or strategic transaction approved by the directors of OBM as a Major Decision), the other non-transferring Stockholders that are also a party hereto shall have the irrevocable right of first refusal (“Right of First Refusal”), pursuant to the following terms and conditions:

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(i) Notice of Offer. In the event a Stockholder that is a party hereto, directly or indirectly, at any time, wishes or has the intention to Transfer any of its Company Securities to a third party other than an Affiliate (and other than a transfer which is part of an acquisition or strategic transaction approved by the directors of OBM as a Major Decision), such transferor must deliver written notice of such intention to the other Stockholders that are a party hereto, with a copy to the Company (the “Notice of Offer”), indicating (1) the amount of Company Securities owned by the transferor that are subject to such Transfer (the “Offered Company Securities”), (2) the purchase price (the “Minimum Price”) for such Offered Company Securities, (3) all other material terms and conditions of the proposed Transfer, including payment terms and the identity of the potential third party purchaser (the “Third Party Purchaser”) with sufficient detail and (4) the terms and conditions contained in the Notice of Offer shall be maintained for a transfer to any other Stockholder that is also a party hereto, in the event of a Notice of Exercise (as described below).

(ii) ROFR Exercise Period. The non-transferring Stockholder, within thirty (30) calendar days after the receipt of the Notice of Offer (the “ROFR Exercise Period”), may choose to either (i) purchase the Offered Company Securities, or (ii) not respond to the Notice of Offer. In the event a non-transferring Stockholder wishes to purchase the Offered Company Securities, it must exercise its Right of First Refusal by written notice (“Notice of Exercise”) given to the transferring Stockholder of its intent to purchase all, and not less than all, of the Offered Company Securities on the terms contained in the Notice of Offer, at the proposed Minimum Price. In the event that more than one Stockholder exercises its right to acquire the Offered Company Securities, the Stockholders who have exercised such right to purchase the Offered Company Securities shall be entitled and obligated to purchase the entirety of such Offered Company Securities in proportion to their holdings of Company Securities vis a vis the other Stockholder who may have also exercised such right to purchase the Offered Company Securities.

(iii) Transfer and ROFR Deposit. The Notice of Exercise shall be accompanied by a non-reimbursable deposit of no less than twenty percent (20%) of the Minimum Price set forth in the Notice of Offer (the “ROFR Deposit”).

(iv) The Transfer of the Offered Company Securities shall be made in favor of the non-transferring Stockholder(s) who delivered a Notice of Exercise, on the same basis set forth in the Notice of Offer, within sixty (60) calendar days after the receipt of the Notice of Exercise. The remaining portion of the Minimum Price must be paid by the non-transferring Stockholder(s) in immediately available funds at closing of the Transfer.

(v) If upon delivery of the Notice of Exercise the ROFR Deposit is not made, the Notice of Exercise shall be considered as not delivered and the transferring Stockholder shall have the right to Transfer the Offered Company Securities to the Third Party Purchaser under the same material terms, including price, outlined to the non-transferring Stockholders in the Notice of Offer. Notwithstanding the foregoing, the transferring Stockholder has the right to impose a penalty, in the amount of the respective ROFR Deposit, on the non-transferring Stockholder(s) if the non-transferring Stockholder(s) made the ROFR Deposit but later fail(s) to consummate the purchase of the Offered Company Securities pursuant to the terms of this Agreement for reasons attributed to the non-transferring Stockholder(s). In this event, the non-transferring Stockholder(s) shall forfeit the applicable ROFR Deposit.

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For purposes of the Transfer of Company Securities between Stockholders pursuant to the terms hereof, the only required representations and warranties shall be those related to ownership of the Company Securities and nonexistence of liens and encumbrances thereupon.

(vi) Termination of ROFR Exercise Period. If upon termination of the ROFR Exercise Period, a non-transferring Stockholder(s): (i) fail(s) to timely deliver a Notice of Exercise regarding all of the Offered Company Securities in accordance with Section 4.01(c)(ii), or (ii) having delivered the Notice of Exercise, does not purchase the Offered Company Securities pursuant to the terms set forth above, the transferring Stockholder shall be entitled to enter into a stock purchase agreement (the “Third Party Sale Agreement”) with the Third Party Purchaser pursuant to which the transferring Stockholder agrees to sell the Offered Company Securities to such Third Party Purchaser under the same terms as those described in the Notice of Offer.

The closing of the Transfer of all of the Offered Company Securities under this Article IV will occur no later than ninety (90) calendar days after the day the non-transferring Stockholder received the Notice of Offer. If the Transfer is not made within said ninety (90) calendar day term, the Transfer process set forth herein must once again be initiated. In the event the Transfer of the Offered Company Securities requires any additional third party or governmental authority authorization, said ninety (90) calendar day term shall be extended as required by said third party or governmental authority to accept or reject the sale.

(vii) Adhesion. In the event the Third Party Purchaser acquires all the Offered Company Securities owned by a Stockholder, in order for said Transfer to be effective, simultaneously to the date on which the Transfer shall become effective, the Third Party Purchaser (a) shall have agreed in writing to be bound by the terms of this Agreement by executing a joinder agreement in the form of Exhibit C attached hereto; and (b) the Transfer shall be in compliance with the Securities Act, any other applicable securities or “blue sky” laws and any other restrictions on Transfer contained in this Agreement. Third Party Purchaser shall also provide the Company any such other information reasonably requested by the Company to ensure compliance with the terms of this Agreement and the Company shall be entitled to condition any such Transfer on receipt of an opinion of counsel reasonably acceptable to the Company that such Transfer is exempt from the registration requirements of the Securities Act.

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(vi) Any attempted Transfer in violation of the terms of this Agreement shall be null and void.

(d) Right of Co-Sale (Tag Along). Subject to the provisions of the last sentence of Section 4.01(a), in the event that any Stockholder or group of Stockholders intend to accept an offer (either solicited or unsolicited) from any third party to acquire or otherwise Transfer Company Securities, representing at least 20% (twenty per cent) of the outstanding Company Securities, on a Fully Diluted basis, the selling Stockholder shall give an offer notice in writing to the Stockholders of the Company, with a copy to the Company, containing the terms and conditions of such offer received from the interested third party. Each Stockholder shall have the right to participate in such offer by selling the pro rata proportion of its Company Securities pursuant to such offer to acquire or otherwise Transfer Company Securities.

(e) Drag Along. In the event a Stockholder or group of Stockholders representing at least 32% (thirty two per cent) of the outstanding Company Securities, on a Fully Diluted basis, intends to accept an offer from any third party to acquire or otherwise Transfer Company Securities, representing at least 50% (fifty per cent) of the outstanding Company Securities, on a Fully Diluted basis, and the transaction is approved by the Company’s board of directors as a Major Decision, then each Stockholder shall be obligated to sell its Company Securities pursuant to the offer to purchase. In case the drag along provision included herein is enforced, all the Stockholders participating in such sale shall receive the same terms and conditions of sale based on their respective holdings of Company Securities and shall otherwise be treated equally based on such ownership interest.

(f) Any attempt to Transfer any Company Securities not in compliance with this Agreement shall be null and void, and the Company shall not, and shall cause any transfer agent not to, give any effect in the Company’s stock records to such attempted Transfer.

SECTION 4.02. Legends.

(a) In addition to any other legend that may be required, each certificate for Company Securities issued to any Stockholder shall bear a legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY FOREIGN OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCKHOLDERS’ AGREEMENT DATED AS OF MARCH 10, 2017, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM ONCBIOMUNE PHARMACEUTICALS, INC. OR ANY SUCCESSOR THERETO.”

(b) If any Company Securities (i) are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or (iii) are otherwise Transferred, the Company has delivered a new certificate or other evidence of ownership for such Company Securities not bearing the legend required pursuant to this Agreement and such Company Securities may be resold without subsequent registration under the Securities Act, the Company may request that the holder provide an opinion of legal counsel reasonably acceptable to the Company stating that such Company Securities are freely transferable under the Securities Act, and if it requests and receives such opinion, the Company shall issue to such holder a new certificate evidencing such Company Securities without the first sentence of the legend required by Section 4.03(a) endorsed thereon. If any Company Securities cease to be subject to any and all restrictions on Transfer and all other obligations set forth in this Agreement and Clause IV of the Trust Agreement, the Company, upon the written request of the holder thereof, shall issue to such holder a new certificate evidencing such Company Securities without the second sentence of the legend required by Section 4.03(a) endorsed thereon.

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SECTION 4.03. Permitted Transferees. The provisions of this Article 4 shall apply with respect to Permitted Transfers by any Stockholders that are a party hereto, provided that (a) subject to the provisions of Section 5.04(c) hereof, any Permitted Transferee shall have agreed in writing to be bound by the terms of this Agreement by executing a joinder agreement in the form of Exhibit C attached hereto; and (b) the Transfer is in compliance with the Securities Act, any other applicable securities or “blue sky” laws and any other restrictions on Transfer contained in this Agreement. Such Stockholder must give written prior notice to the Company of any proposed Transfer to a Permitted Transferee, including the identity of such proposed Permitted Transferee and such other information reasonably requested by the Company to ensure compliance with the terms of this Agreement and the Company shall be entitled to condition any such Transfer on receipt of an opinion of counsel reasonably acceptable to the Company that such Transfer is exempt from the registration requirements of the Securities Act.

SECTION 4.04. Restrictions on Transfers by Additional Stockholders. The right of the Additional Stockholders to Transfer any of their Company Securities shall be limited solely by applicable Federal and state securities laws.

SECTION 4.05. Liquidation Event. Upon the occurrence of a Liquidation Event, the Vitel Stockholders shall give written instructions to the Trustee to perform the Transfer each such Vitel Stockholder’s Pro Rata Share of the OBM Shares that form part of the Trust Property to be sold as part of the Liquidation Event. The Vitel Stockholders shall be responsible for the tax consequences to each of them of their participation in any such Liquidation Event.

Article 5
MISCELLANEOUS

SECTION 5.01. Conflicting Agreements. Each Stockholder represents and agrees that it shall not (a) grant any proxy or enter into or agree to be bound by any voting trust or agreement with respect to the Company Securities, except as expressly contemplated by this Agreement, (b) enter into any agreement or arrangement of any kind with any Person with respect to its Company Securities inconsistent with the provisions of this Agreement or for the purpose or with the effect of denying or reducing the rights of any other Stockholder under this Agreement, including agreements or arrangements with respect to the Transfer or voting of its Company Securities or (c) act, for any reason, as a member of a group or in concert with any other Person in connection with the Transfer or voting of its Company Securities in any manner that is inconsistent with the provisions of this Agreement.

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SECTION 5.02. Binding Effect; Assignability; Benefit.

(a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns. Any Stockholder that ceases to own beneficially any Company Securities shall cease to be bound by the terms hereof (other than this Article 5).

(b) Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto pursuant to any Transfer of Company Securities or otherwise. Any Person acquiring Company Securities that is required or permitted by the terms of this Agreement to become a party hereto shall (unless already bound hereby) execute and deliver to the Company an agreement to be bound by this Agreement in the form of Exhibit C hereto and shall thenceforth be a “Stockholder”.

(c) Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

SECTION 5.03. Notices. All notices, requests and other communications to any party shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by email,

If to the Company, to:

OncBioMune Pharmaceuticals, Inc.

11441 Industriplex Blvd., Suite 190

Baton Rouge, LA 70809

Attention: Andrew Albert Kucharchuk

Email: akucha1.OBMP@gmail.com

With a copy (which shall not constitute notice) to:

Legal & Compliance, LLC

330 Clematis Street, Suite 217

West Palm Beach, FL 33401

Attention: Lazarus Rothstein, Esq.

Email: lrothstein@legalandcompiance.com

If to the Vitel Stockholders:

Manuel Cosme Odabachian

Secretaria de Marina 700 Torre Bambu Depto 2301

Lomas del Chamizal

De. Cuajimalpa

CP. 05120 Mexico

Email: mcosme@vitelpharma.com

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Carlos Fernando Alaman Volnie

Tabachines 72

Bosques de Las Lomas

Del. Cuajimalpa

CP. 05120 Mexico

Email: calaman@vitelpharma.com

if to any other Stockholder, to such Stockholder at the address listed on Schedule A hereto,

or, in each case, at such other address or email as such party may hereafter specify for the purpose of notices hereunder by written notice to the other parties hereto. All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. Any notice, request or other written communication sent by email transmission shall be deemed received upon confirmation of receipt by the receiving party.

Any Person that hereafter becomes a Stockholder shall provide its address and email to the Company, which shall promptly provide such information to each other Stockholder.

SECTION 5.04. Waiver; Amendment; Termination.

(a) No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective. No provision of this Agreement may be amended or otherwise modified except by an instrument in writing executed by the Company and the Vitel Stockholders and if any such amendment or modification will disproportionately and materially and adversely affect the other Stockholders differently than the Vitel Stockholders, the other Stockholders holding at least 51% of the outstanding Common Shares held by the other Stockholders at the time of such proposed amendment or modification will be required.

(b) This Agreement shall terminate the earlier of the following: (i) three (3) years as of the Closing; (ii) in connection with any Person that is a party hereto, whenever such Person directly or indirectly owns less than 5% (five per cent) of the Fully Diluted Company Securities; or (iii) upon the consummation of a Liquidation Event.

in connection with the consummation of a Liquidation Event.

(c) Notwithstanding the foregoing, any Person acquiring 5% (five per cent) or more of the Fully Diluted Company Securities may become a party to this Agreement as a “Management Stockholder,” “Additional Stockholder” and “Stockholder” upon execution and delivery to the Company of the form of Subscription and Joinder Agreement attached hereto as Exhibit C by such Person and the Company, at which time Schedule A shall be amended to reflect the addition of such Stockholder.

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SECTION 5.05. Fees and Expenses. Each party shall pay its own costs and expenses incurred in connection with the preparation and execution of this Agreement and the Related Agreements.

SECTION 5.06. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, without regard to the conflicts of laws rules of such state.

SECTION 5.07. Arbitration. Any and all claims or controversies arising from or relating to, this Agreement, its interpretation, or its alleged breach or enforcement, shall be resolved by binding arbitration before the American Arbitration Association (“AAA”) according to the Commercial Arbitration Rules of the AAA then in effect (the “AAA Rules”). The arbitration shall occur in New York, New York and the parties waive any objection to this choice of alternative dispute resolution, procedures or venue. The parties shall each appoint a single arbitrator and such arbitrators shall agree upon a third arbitrator or, if no agreement can be reached within fourteen (14) days after the AAA provides the list of names from its National Roster, the AAA shall appoint the third arbitrator according to the AAA Rules then in effect. Any arbitration hereunder shall be conducted in English and shall be completed within one hundred and eighty (180) days after appointment of the third arbitrator. The arbitrators shall be authorized to award reasonable attorneys’ fees and costs to the prevailing party in the arbitration, and to include such sum in the final arbitration award. The arbitrators may not award punitive, consequential or special damages. The arbitration award may be confirmed as a judgment in any court having jurisdiction of the subject matter and parties.

SECTION 5.08. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE RELATED AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

SECTION 5.09. Specific Enforcement; Cumulative Remedies. The parties hereto acknowledge that money damages may not be an adequate remedy for violations of this Agreement and that any party, in addition to any other rights and remedies which the parties may have hereunder or at law or in equity, may, in his or its sole discretion, apply to a court of competent jurisdiction for specific performance or injunction or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 5.03 shall be deemed effective service of process on such party. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such rights, powers or remedies by such party.

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SECTION 5.10. Entire Agreement. This Agreement and any exhibits and other documents referred to herein constitute the entire agreement and understanding among the parties hereto in respect of the subject matter hereof and thereof and supersede all prior and contemporaneous agreements and understandings, both oral and written, among the parties hereto, or between any of them, with respect to the subject matter hereof and thereof.

SECTION 5.11. Spouses. This Agreement must be executed by the spouse of each Stockholder who is a resident of a community property state (which, at the date hereof, are Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Puerto Rico, Texas, Washington or Wisconsin), or if married in a jurisdiction outside of the United States of America, to the extent that such marriage is under a community property regime and spousal consent to execute this Agreement would be necessary or convenient. By executing this Agreement, such spouse acknowledges that she or he has read this Agreement and knows its contents and agrees to be bound in all respects by the terms of this Agreement to the same extent as the Stockholders. Each such spouse further agrees that should she or he predecease the Stockholder to whom she or he is married or should she or he become divorced from such Stockholder, any of the Company Securities which such spouse may own or in which she or he may have any interest shall remain subject to all of the restrictions and to all of the rights of the Stockholders contained in this Agreement.

SECTION 5.12. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

SECTION 5.13. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement will become effective when duly executed and delivered by each party hereto. Counterpart signature pages to this Agreement may be delivered by facsimile or electronic delivery (i.e., by email of a PDF signature page) and each such counterpart signature page will constitute an original for all purposes.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

ONCBIOMUNE PHARMACEUTICALS, INC.

By:	/s/ Andrew Albert Kucharchuk
Name:	Andrew Albert Kucharchuk
Title:	President and CFO

[SIGNATURE PAGE TO THE STOCKHOLDERS’ AGREEMENT]

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MANAGEMENT STOCKHOLDERS

/s/ Jonathan F. Head, Ph.D.
Jonathan F. Head, Ph.D.

/s/ Andrew Albert Kucharchuk
Andrew Albert Kucharchuk

[SIGNATURE PAGE TO THE STOCKHOLDERS’ AGREEMENT]

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VITEL STOCKHOLDERS

/s/ Manuel Cosme Odabachian
Manuel Cosme Odabachian

/s/ Carlos Fernando Alaman
Carlos Fernando Alaman

[SIGNATURE PAGE TO THE STOCKHOLDERS’ AGREEMENT]

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Spouse’s Agreement

The undersigned, being the spouse of Jonathan F. Head, Ph.D. agrees to be bound by the provisions of this Agreement, to the extent applicable to the undersigned.

/s/ Priscila T. Head
Printed Name: Priscila T. Head

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Spouse’s Agreement

The undersigned, being the spouse of Andrew Albert Kucharchuk agrees to be bound by the provisions of this Agreement, to the extent applicable to the undersigned.

/s/ Jessica B. Kucharchuk
Printed Name: Jessica B. Kucharchuk

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SCHEDULE A
MANAGEMENT AND ADDITIONAL STOCKHOLDERS

Management Stockholder	Common Stock[1]	Preferred Stock

Jonathan F. Head, Ph.D.	16,926,078	500,000
11441 Industriplex Blvd., Suite 190 Baton Rouge, LA 70809 email: jhead@oncbiomune.com

Andrew A. Kucharchuk	5,000,000	0
11441 Industriplex Blvd., Suite 190 Baton Rouge, LA 70809 email: akucha1.obmp@gmail.com

1 Does not include options to purchase 2,000,000 shares of common stock issued to each of Messrs. Head and Kucharchuk on the date of this Agreement.

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EXHIBIT C

JOINDER TO STOCKHOLDERS’ AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Stockholders’ Agreement dated as of March 10, 2017 (the “Stockholders’ Agreement”) among OncBioMune Pharmaceuticals, Inc. and certain other persons named therein, as the same may be amended from time to time. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Stockholders’ Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to and [“Management Stockholder”/”Vitel Stockholder”/”Additional Stockholder”] under the Stockholders’ Agreement as of the date hereof and shall have all of the rights and obligations of the Stockholder from whom it has acquired Company Securities (to the extent permitted by the Stockholders’ Agreement) as if it had executed the Stockholders’ Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholders’ Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: ______ ___, 20[__]

[NAME OF JOINING PARTY]

By:
Name:
Title:

Address for Notices:

AGREED ON THIS [__] day of [__], 20[__]:

ONCBIOMUNE PHARMACEUTICALS, INC.

By:
Name:
Title:

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EXHIBIT D

MAJOR DECISIONS

(a)	Any authorization, increase, sale or issuance of any additional Company Securities, or options, warrants, securities convertible into or exercisable or exchangeable for ownership interests in the Company or similar rights to acquire any interest of any kind in the Company, including but not limited to the approvals in connection with Sections 4.01(c), 4.01(c)(i) and 4.01(e) of the Stockholders’ Agreement which this Exhibit forms part of;

(b)	Making, cancelling or modifying any payment of dividends or other distributions of the Company;

(c)	Redemption or repurchase of any of the Company Securities;

(d)	Any acquisition of substantially all of the assets or stock of another Person or the merger, consolidation, sale of all or substantially all of the assets of the Company or other business combination of the Company; including entering into any merger, spin-off, consolidation or other business combination or any other change of control transaction;

(e)	Entering into debt obligations other than those contemplated in a current approved business plan and budget;

(f)	Any amendment to the Bylaws of the Company that adversely impacts the parties to this Stockholders’ Agreement;

(g)	Approval of the Company’s (consolidated with the Company Subsidiaries, in case of existence) annual budget, its business plans, as well as any material revision of such budget and/or business plans, and/or any material investment not contemplated in a then current budget or business plan. For purposes of this clause, the word “material” shall mean a revision or investment having an expected impact of 10% (ten percent) or more on the line item contained in the annual budget or business plan.

(h)	Any authorization or approval of compensation packages paid to the Directors or the first level management of the Company or paid to employees of the Company whose annual compensation would exceed $100,000 (one hundred thousand Dollars 00/100). First level management compensation shall be approved by the Board of Directors. First level management in the Company shall include the CEO and all of his/her direct reports;

(i)	Any appointment, renewal and removal of first level management officers;

(j)	Selection, approval, ratification or change of the external auditors of the Company;

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(k)	Any change in the size or composition of the Board of Directors; including the appointment, ratification or change in the President and/or the independent member(s) of the Board of Directors not otherwise contemplated by the Stockholders’ Agreement;

(l)	Any appointment, renewal, removal or change in the size or composition of any committees within the Board of Directors as well as its members; including any change in the delegated powers of any committees of the Board of Directors;

(m)	Any sale or disposition of any direct or indirect equity interest of the Company in any Subsidiary, as well as any sale or disposition of assets or property by the Company (other than sales of inventory in the ordinary course of business) in excess of $100,000 (one hundred thousand Dollars 00/100) in any fiscal year;

(n)	Any changes in the commercial activity of the Company, or material alteration to the nature of the Company’s business or material expansion of the Company’s business, or corporate purpose of the Company; including material deviations in business strategy from what is contemplated in the currently approved Company business plan;

(o)	Except for transactions pursuant to contracts or agreements in existence as of the date hereof, any related party transaction, which includes transactions between the Company on the one side, and Stockholders or their Affiliates on the other;

(p)	Any contract, agreement or transaction to which the Company is a party by means of which the Company acquires rights or obligations for a term longer than one (1) year or whose value exceeds the amount of $100,000 (one hundred thousand Dollars 00/100), as well as any amendment, termination, cancellation or rescission thereof; provided that the Board by resolution may establish contract values that will not require prior Board approval;

(q)	Any action that effects or agrees to change or modify the accounting methods of the Company;

(r)	Approving the purchase and/or sale and/or the creation of any mortgage, lien or other form of encumbrance of any significantly material assets of the Company;

(s)	Any change to the Company’s capital structure that alters or modifies the rights, preferences or privileges of Company Securities, including the reclassification or recapitalization of the outstanding capital stock of the Company;

(t)	Any making, or receiving or repayment of Stockholder loans;

(u)	Any grant of any license to another Person of any of the Company’s trademarks, know-how or other intellectual property; and

(v)	Any authorization of an officer or Director of the Company to vote any shares of another Person held by the Company.

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EXHIBIT E

WRITTEN CONSENTS OF THE BOARD OF DIRECTORS OF THE COMPANY

WRITTEN CONSENT OF THE BOARD OF DIRECTORS

OF

ONCBIOMUNE PHARMACEUTICALS, INC.

The undersigned, being all of the members of the Board of Directors (the “Board”) of ONCBIOMUNE PHARMACEUTICALS, INC., a Nevada corporation (the “Corporation”), do hereby consent that the resolutions set forth below shall be deemed to have been adopted to the same extent and to have the same force and effect as if adopted at a formal meeting of the Corporation’s Board of Directors at a meeting duly called and held for purposes of acting upon proposals to adopt such resolutions (the “Written Consent”).

WHEREAS, the Board of Directors deems it advisable and generally in the Corporation’s best interests to amend its Amended and Restated Articles of Incorporation (the “Amendment to Articles”) to amend Article 4 to clarify certain limitations on the rights on holders of the Corporation’s common stock, replace Article 8 to permit the Board to amend the Bylaws without shareholder approval and adopt the form of Amendment to Articles attached hereto as Exhibit A.

WHEREAS, the Board of Directors deems it advisable and generally in the Corporation’s best interest to amend and restate its Bylaws and adopt the Amended and Restated Bylaws attached hereto as Exhibit B (the “Amended and Restated Bylaws”).

WHEREAS, the Board of Directors deems it advisable and generally in the Corporation’s best interest to appoint a corporate secretary.

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby approves the Amendment to Articles and the Amended and Restated Bylaws (collectively, the “Corporate Actions”); and be it

FURTHER RESOLVED, that the Board of Directors be and hereby directs that the Corporate Actions be submitted to the shareholders of the Corporation for their consideration and approval, and recommends that the Corporation’s shareholders approve the Corporate Actions; and be it

FURTHER RESOLVED, that the Corporation shall notify its shareholders of the Corporate Actions and approves of the officers of the Corporation mailing or otherwise delivering, or causing the mailing or delivery of such notification to the shareholders of the Corporation entitled to notice of the matters set forth in the Written Consent; and be it

FURTHER RESOLVED, that the Board of Directors hereby ratifies and approves that the date of shareholder approval of the Corporate Actions is hereby fixed as the record date as of which the holders of the outstanding shares of the Corporation’s Common Stock shall be entitled to notice of the Written Consent; and be it

FURTHER RESOLVED, at such time as a majority of the shareholders of the Corporation approve and adopt the Corporate Actions that the proper officers of the Corporation be and hereby are authorized and directed to execute on the Corporation’s behalf the Amendment to Articles, and to file such Amendment to Articles with the Secretary of State of Nevada with such effective date as the President of the Corporation deems appropriate but in no event earlier than 20 days after the mailing of the Information Statement to be filed by the Corporation with the Securities and Exchange Commission in accordance with the applicable rule of the Exchange Act of 1934, as amended, and be it.

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FURTHER RESOLVED, that Andrew A. Kucharchuk, is hereby appointed as the corporate Secretary of the Corporation; and be it

FURTHER RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, in accordance with the foregoing resolutions, authorized, empowered and directed, in the name and on behalf of the Corporation, to prepare, execute and deliver, or cause to be prepared, executed and delivered, any and all agreements, amendments, certificates, reports, applications, notices, instruments, schedules, statements, consents, letters or other documents and information and to do or cause to be done any and all such other acts and things as, in the opinion of any such officer, may be necessary, appropriate or desirable in order to enable the Corporation fully and promptly to carry out the purposes and intent of the foregoing resolutions, to make any filings pursuant to federal, state and foreign laws, and to take all other actions that he or she deems necessary, appropriate or advisable in order to comply with the applicable laws and regulations of any jurisdiction (domestic or foreign), or otherwise to effectuate and carry out the purposes of the foregoing resolutions and to permit the transactions contemplated thereby to be lawfully consummated, and any such action taken or any agreements, amendments, certificates, reports, applications, notices, instruments, schedules, statements, consents, letters or other documents and information executed and delivered by them or any of them in connection with any such action shall be conclusive evidence of their or his or her authority to take, execute and deliver the same; and it is further

FURTHER RESOLVED, that each of the proper officers of the Corporation is authorized and directed, in the name and on behalf of the Corporation, to take or cause to be taken any and all such further actions and to prepare, execute and deliver or cause to be prepared, executed and delivered all such further agreements, documents, certificates and undertakings, and to incur all such fees and expenses, as in his or her judgment shall be necessary, appropriate or advisable to carry out and effectuate the purpose and intent of any and all of the foregoing resolutions; and be it

FURTHER RESOLVED, that all actions previously taken by any officer, director, representative or agent of the Corporation, in the name or on behalf of the Corporation or any of its affiliates in connection with the transactions contemplated by the foregoing resolutions be, and each of the same hereby is, adopted, ratified, confirmed and approved in all respects as the act and deed of the Corporation; and be it

FURTHER RESOLVED, that the Board hereby adopts, as if expressly set forth herein, the form of any and all resolutions required by any authority to be filed in connection with any applications, reports, filings, consents to service of process, powers of attorney, covenants and other papers, instruments and documents relating to the matters contemplated by the foregoing resolutions if (i) in the opinion of a proper officer of the Corporation executing the same, the adoption of such resolutions is necessary or advisable, and (ii) the secretary or an assistant secretary of the Corporation evidences such adoption by inserting with this written consent copies of such resolutions, which will thereupon be deemed to be adopted by the Board with the same force and effect as if originally set forth herein.

Dated: March __, 2017

Board of Directors:

Jonathan F. Head, Ph. D., Director	Daniel S. Hoverman, Director

Manuel Cosme Odabachian, Director	Charles L. Rice, Jr., Director

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Exhibit A

Amendment to Amended and Restated Articles of Incorporation

ARTICLES OF AMENDMENT TO

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

ONCBIOMUNE PHARMACEUTICALS, INC.

Pursuant to NRS 78.390 of the Nevada Revised Statutes (the “NRS”), ONCBIOMUNE PHARMACEUTICALS, INC., a Nevada corporation (the “Corporation”), hereby amends its Amended and Restated Articles of Incorporation as follows:

1. Amendments.

(a) Article 4 – Capital Stock of the Corporation’s Amended and Restated Articles of Incorporation is hereby amended by adding the following new Section 4.3:

Section 4.3 Rights of Holders of Common Stock. The following rights, powers, privileges and restrictions, qualifications, and limitations apply to the Common Stock.

(a) General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and privileges of the holders of the Preferred Stock.

(b) Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings). Unless required by law, there shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be authorized by the Board) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote. Further, holders of the Common Stock shall have no right to vote on the designations, preferences, limitations and relative or other rights of the Preferred Stock or any series thereof (collectively, the “Preferences”), or on any amendment, alteration or repeal of the Preferences or the Preferred Stock, at any time, whether before or after the issuance thereof.

(b) Article 8 of the Corporation’s Amended and Restated Articles of Incorporation is hereby amended by replacing the existing Article 8 in its entirety with the following new Article 8:

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ARTICLE 8 – AMENDMENTS AND STOCKHOLDER ACTIONS

Section 8.1 Amendments. The Board of Directors, without the necessity of stockholder vote, shall have the authority to amend or repeal these Amended and Restated Articles of Incorporation to the fullest extent allowable by the NRS.

Section 8.2 Stockholder Actions. Where a stockholder vote is required by the NRS, including, but not limited to (i) amendments to these Amended and Restated Articles of Incorporation, (ii) sale of substantially all of its assets, or (iii) mergers, conversion or exchanges, the affirmative vote of the holders of at least 60% of the votes of all stockholders of the Corporation who have voting power, voting together as a single class, is required to amend or repeal these Articles of Incorporation.

The Board may make, amend and repeal the Bylaws of the Corporation or adopt new Bylaws. Nothing herein shall deny the concurrent power of the stockholders to adopt, alter, amend or repeal the Bylaws.

2. Effective Date. The effective date of this amendment to the Amended and Restated Articles of Incorporation shall be the close of business on the date of filing with Nevada Secretary of State.

3. Adoption of Amendment.

(a) The foregoing amendment to the Articles of Incorporation was approved by the Board of Directors of the Corporation by unanimous written consent in lieu of meeting on March __, 2017.

(b) The vote by which the stockholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the Amended and Restated Articles of Incorporation have voted in favor of the amendment is: [___]%.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to Amended and Restated Articles of Incorporation as of March, 2017.

ONCBIOMUNE PHARMACEUTICALS, INC.

By:
Jonathan F. Head, Ph.D., Chief Executive Officer

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Exhibit B

Amended and Restated Bylaws

AMENDED AND RESTATED BYLAWS

OF

ONCBIOMUNE PHARMACEUTICALS, INC.,

a Nevada corporation

Article 6 - OFFICES

The registered office of the corporation shall be at such address as shall be set forth from time to time in the office of the Secretary of State of Nevada.

The corporation may also have offices at such other places both within and outside the State of Nevada as the Board of Directors may from time to time determine or the business of the corporation may require.

Article 7 - BOARD OF DIRECTORS

SECTION 7.01. GENERAL POWERS

The directors shall in all cases act as a Board. The business of the corporation shall be managed under the direction of its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

SECTION 7.02. NUMBER OF DIRECTORS

The number of directors of the corporation shall be fixed from time to time by a resolution adopted by the Board; provided that in no event shall the number of directors be less than one, and provided further that no reduction in the number of directors shall have the effect of shortening the term of any incumbent director.

SECTION 7.03. TERM OF OFFICE; qUALIFICATIONS

The directors shall be elected at the annual meeting of the stockholders, and each director shall hold office until the next annual meeting of stockholders and until his or her successor shall have been elected and qualified.

Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation, except as may be otherwise provided in the articles of incorporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3 of Article II and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 3 of Article II.

In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary of the corporation. To be timely, a stockholder’s notice to the secretary must be delivered to or mailed and received at the principal executive offices of the corporation (a) in the case of an annual meeting, not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. Public disclosure shall have the meaning set forth in Article IV, Section 13 herein.

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To be in proper written form, a stockholder’s notice to the secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 3 of Article II. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

SECTION 7.04. VACANCIES

Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

SECTION 7.05. MEETINGS OF THE BOARD

A regular meeting of the directors shall be held at the principal offices of the corporation or at such other place and at such date and time as may be fixed by resolution of the Board. No notice need be given for regularly scheduled meetings of the Board as set up in the resolutions called for above. An annual meeting of the Board may be called without notice immediately after the annual meeting of the stockholders. Special meetings may be held at the request of the president, vice president, secretary or any two directors by giving written notice not less than 24 hours before the meeting. Notice must include the date, time and place of any such meeting and be served to each director via personal delivery, facsimile, email or overnight courier. Any such notice shall be deemed to have been given as of the date so personally delivered, sent via facsimile transmission or sent via email or as of the day following dispatch by overnight courier. The attendance of a director at a meeting constitutes a waiver of notice of such meeting, unless the express purpose of a director’s attendance is to protest, before or at the commencement of said meeting, the transaction of any business because the meeting is not lawfully called or convened.

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SECTION 7.06. COMMITTEES

The Board of Directors may designate an executive committee and one or more other committees, each committee to consist of one of more directors of the corporation. Any such committee, to the extent provided in any such resolution, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation. Any such committee shall keep written minutes of its meetings and report the same to the Board at the next regular meeting of the Board. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Each such committee shall serve at the pleasure of the Board of Directors.

SECTION 7.07. QUORUM

A majority of the directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided, that the directors present at a meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors if any action taken is approved by a majority of the required quorum for such meeting. If less than a majority of the Board is present at a meeting, a majority of the directors present may adjourn the meeting without further notice, from time to time.

SECTION 7.08. PARTICIPATION BY CONFERENCE CALL

The members of the Board of Directors or of any committee commissioned by the Board may participate in and be counted present at any such meeting at which contact is made via video conference system, a conference telephone or similar communications equipment where, by the use of such equipment, all persons participating in any such meeting can hear each other at the same time.

SECTION 7.09. BOARD DECISIONS

Unless a vote of a greater number is required by the laws of the State of Nevada, the articles of incorporation, or these bylaws, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 7.10. CHAIRMAN

The Board of Directors may, from their number, elect a chairman of the Board who shall preside at all meetings of the Board and stockholders and may have such additional responsibilities and powers as may from time to time be vested in him by resolution of the Board.

SECTION 7.11. VICE CHAIRMAN

The Board of Directors may, from their number, elect a vice chairman of the board who shall perform the duties and have the powers as the Board may from time to time designate. In the absence of the chairman of the board or if he or she is unable or unwilling to perform his or her duties, the vice chairman of the board shall assume the duties and responsibilities of the chairman of the board.

SECTION 7.12. COMPENSATION

The directors shall receive only such compensation for their services as directors as may be allowed by resolution of the Board. The Board may also provide that the corporation shall reimburse each such director for any expense incurred by such director on account of such director’s attendance at any meetings of the Board or committees of the Board. Neither the payment of such compensation nor the reimbursement of such expenses shall be construed to preclude any director from serving the corporation or its subsidiaries in any other capacity and receiving compensation therefor.

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SECTION 7.13. WRITTEN CONSENT TO ACTION BY DIRECTORS

Any action required to be taken at a meeting of the directors of the corporation or any other action which may be taken at a meeting of the directors or of a committee, may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be, then in office. Such consent shall have the same legal effect as a unanimous vote of all the directors or members of the committee.

Article 8 - OFFICERS

SECTION 8.01. NUMBER; TERM

The officers of the corporation shall each be elected by the Board of Directors and shall be a president, a treasurer and a secretary. The Board, as it deems necessary, may from time to time elect one or more vice presidents, assistant treasurers, assistant secretaries and such other officers as it sees fit. Any person may hold two or more offices.

The officers shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. Any officer may be removed at any time by the affirmative vote of a majority of the directors then in office. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

SECTION 8.02. RESIGNATION

Any officer may resign at any time by delivering a written resignation to the Board of Directors, the president or the secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

SECTION 8.03. PRESIDENT

The president shall be the chief executive officer of the corporation and, unless otherwise determined by resolution of the Board of Directors, have charge and control of the business and affairs of the corporation. In the absence of a chairman and vice chairman of the board, the president shall, when present, preside over all stockholders’ meetings. The president shall perform all duties incident to the office of president and such other duties as may from time to time be designated by the Board.

SECTION 8.04. VICE PRESIDENT

Each vice president shall perform the duties and have the powers as the Board of Directors may from time to time designate. In the absence of the president or if such person is unable or unwilling to perform his duties the vice president, if only one, or such vice president, if more than one, who is so designated by the Board will assume the duties and responsibilities of the president.

SECTION 8.05. TREASURER

The treasurer shall have charge and custody of, and be responsible for, all funds and securities of the corporation; keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; receive and give receipts for monies due and payable to the corporation from any source whatsoever, and shall deposit all monies and valuable effects in the name and to the credit of the corporation in such banks and other depositories as shall be authorized by the Board of Directors.

If required by the Board the treasurer shall give a bond for the faithful discharge of his duties in such amount and with such surety as the Board shall determine. The treasurer shall perform all duties as stated above in addition to any additional duties or powers as the Board may from time to time so designate to him.

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SECTION 8.06. ASSISTANT TREASURER

Each assistant treasurer shall perform the duties and have the powers as the Board of Directors may from time to time designate. In the absence of the treasurer or if such person is unable or unwilling to perform his duties the assistant treasurer, if only one, or such assistant treasurer, if more than one, who is so designated by the Board will assume the duties and responsibilities of the treasurer.

SECTION 8.07. SECRETARY

The secretary shall record in books kept for the purpose all votes and proceedings of the Board and the stockholders. Unless the Board of Directors shall appoint a transfer agent and/or registrar or other officer or officers for the purpose, subject to such other and different rules and guidelines as may be adopted from time to time by the Board of Directors, the secretary shall be charged with the duty of keeping, or causing to be kept accurate records of all stock outstanding, stock certificates issued, and stock transfers. All such records may be kept solely in the stock certificate books. The secretary shall also perform other duties and have other powers as the Board of Directors may from time to time designate.

SECTION 8.08. ASSISTANT secretary

Each assistant secretary shall perform the duties and have the powers as the Board of Directors may from time to time designate. In the absence of the secretary or if such person is unable or unwilling to perform his duties the assistant secretary, if only one, or such assistant secretary, if more than one, who is so designated by the Board will assume the duties and responsibilities of the secretary.

SECTION 8.09. ABSENCE

In the absence of the secretary or assistant secretary at any meeting of the stockholders, a secretary shall be chosen by the chairman of the meeting to perform the duties of the secretary thereat.

Article 9- STOCKHOLDERS

SECTION 9.01. ANNUAL MEETING

Annual meetings of the stockholders shall be held on the day and at the time as may be set by the Board of Directors from time to time and as indicated in the notice of such meeting. At the annual meeting, the stockholders shall elect by vote a Board of Directors and transact such other business as may properly be brought before the meeting.

SECTION 9.02. SPECIAL MEETINGS

Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called by the Board of Directors, by a director, or by the president and shall be called by the secretary, or in the event of his absence, incapacity, refusal or death, any other officer of the corporation, upon written request of one or more stockholders owning at least 60% of all the shares issued and outstanding and entitled to vote. Such request shall be delivered to the president of the corporation and shall state the purpose or purposes of the proposed meeting. Upon such direction or request, a special meeting of the stockholders must be held not less than 10 nor more than 60 days thereafter, as the secretary may fix. If the secretary shall neglect to issue such call, the person or persons making such direction or request may issue the call. The business transacted at any special meeting of stockholders shall be confined to the purposes stated in the notice.

SECTION 9.03. PLACE OF MEETINGS

All annual and special meetings of the stockholders shall be held at the corporation’s principal offices or at another place within or outside the State of Nevada as designated by the Board of Directors.

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SECTION 9.04. NOTICE OF MEETING

Written notice of the time, date and place of every meeting of stockholders shall be given by the secretary or by any other officer of the corporation designated by the directors or by these bylaws, not less than 10 calendar days prior to the meeting and not more than 60 calendar days before the meeting, to each stockholder entitled to vote at such meeting. Notice must be served to each stockholder entitled to vote via personal delivery, telegraph or mail addressed to that stockholder at his address as it appears in the records of the corporation. The notice of a special meeting shall include a description of the purpose or purposes for which the meeting is called.

SECTION 9.05. WAIVER OF NOTICE

Any stockholder may waive notice of any meeting of stockholders (however called or noticed, whether or not called or noticed, and whether before, during or after the meeting) by signing a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. Attendance at a meeting, in person or by proxy, shall constitute waiver of all defects of notice regardless of whether a waiver, consent or approval is signed or any objections are made, unless attendance is solely for the purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. All such waivers, consents or approvals shall be made a part of the minutes of the meeting.

SECTION 9.06. CHAIRMAN OF MEETING

The following individual is entitled to preside as chairman at a meeting of stockholders:

(a)	the chairman of the board, if any;

(b)	if the chairman of the board is absent or unwilling to act as chairman of the meeting, the vice chairman of the board, if any;

(c)	if the chairman and vice chairman of the board are absent or unwilling to act as chairman of the meeting, the president, if any.

If, at any meeting of stockholders, there is no chairman or vice chairman of the board or president present within 15 minutes after the time set for holding the meeting, or if the chairman and vice chairman of the board and the president are unwilling to act as chairman of the meeting, or if the chairman and vice chairman of the board and the president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting, the directors present must choose one of their number to be chairman of the meeting or if all of the directors present decline to take the chairman or fail to so choose or if no director is present, the stockholders entitled to vote at the meeting who are present in person or by proxy may choose any person present at the meeting to chair the meeting.

SECTION 9.07. CLOSING OF THE TRANSFER BOOKS

The Board of Directors of the corporation may in its discretion fix a date not less than 10 calendar days and not more than 60 calendar days prior to the date of any annual meeting or special meeting of the stockholders or prior to the payment of any dividend or the making of any other distribution as the record date for determining the stockholders having the right to notice of, and to vote at such meeting or any adjournment thereof, or the right to receive such distribution or dividend. In lieu of fixing such closing date the directors may order the closing of the stock transfer books for a stated period not to exceed, in any case, 60 calendar days for the expressed purposes stated above. If no record date is fixed and the transfer records are not closed, the record date for determining stockholders entitled to vote at any meeting to elect directors shall be determined as the close of business on the day next preceding the date of notice of the meeting and, for a meeting for any other purpose, shall be determined as the close of business on the day on which the Board acts with respect thereto.

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The holders of record of shares of the corporation on such record date or on the date of closing of the stock transfer books shall, if a dividend or distribution be declared, have the sole right to receive such distribution or dividend, or, if such shares have a voting right, the sole right to receive notice of, to vote at, and to attend such meeting.

SECTION 9.08. VOTING LISTS

The officers of the corporation shall cause to be prepared from the stock ledger, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the registered office of the corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The original stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section, or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

SECTION 9.09. VOTING

When a quorum is present at any meeting, the vote of the holders of stock having at least 60% of the votes of all stockholders of the Corporation who have voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one on which by express provision of the statutes of the state of Nevada or of the articles of incorporation a greater vote is required, in which case such express provision shall govern and control the decision of such question.

Unless otherwise provided in the articles of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, subject to the modification of such voting rights of any class or classes of the corporation’s capital stock by the articles of incorporation.

SECTION 9.10. PROXY VOTING

At all meetings of the stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Such proxy must be filed with the secretary of the corporation before or at the time of the meeting. No proxy dated more than six months before the meeting named therein shall be accepted, and no such proxy shall be valid after the adjournment of such meeting except if such proxy is coupled with an interest as determined by applicable law. A proxy coupled with an interest may be irrevocable if it so provides and shall be valid and enforceable until the interest terminates or for such shorter period of time as the proxy provides.

SECTION 9.11. ACTION by consent

Any action permitted or required at any stockholders meeting, including the election of directors, may be taken without a meeting, unless otherwise provided by law, if a consent in writing is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

SECTION 9.12. QUORUM; ADJOURNMENT

Stock representing at least 60% of the voting power of all outstanding stock of the corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the articles of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such reconvened meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

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SECTION 9.13. NOTICE OF STOCKHOLDER BUSINESS AT ANNUAL MEETINGS

At any annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. In addition to any other requirements imposed by or pursuant to law, the articles of incorporation or these bylaws, each item of business to be properly brought before an annual meeting must (a) be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board or the persons calling the meeting pursuant to the articles of incorporation; (b) be otherwise properly brought before the meeting by or at the direction of the Board; or (c) be otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder’s notice to the secretary must be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. Public disclosure of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice. For purposes of these by laws “public disclosure” shall mean disclosure in a press release reported by the Dow Jones, Associated Press, Reuters or comparable national news service, or in a document publicly filed by the corporation with the Securities and Exchange Commission. To be in proper written form, a stockholder’s notice to the secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

SECTION 9.14. INSPECTOR OF ELECTION

There shall be appointed at least one inspector of the vote for each stockholders’ meeting. Such inspector(s) shall first take and subscribe an oath or affirmation faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of their ability. Unless appointed in advance of any such meeting by the Board of Directors, such inspector(s) shall be appointed for the meeting by the presiding officer. No director or candidate for the office of director shall be appointed as such inspector. Such inspector(s) shall be responsible for tallying and certifying each vote required to be tallied and certified by them as provided in the resolution of the Board of Directors appointing them or in their appointment by the person presiding at such meeting, as the case may be.

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Article 10 - STOCK CERTIFICATES

SECTION 10.01. SHARE CERTIFICATES

The shares of the corporation shall be represented by certificates in such form as the appropriate officers of the corporation may from time to time prescribe; provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of stock of the corporation shall be uncertificated shares. Notwithstanding the foregoing, every holder of uncertificated shares of a class or series some but not all of which are represented by certificates, shall be entitled, upon request, to a certificate representing such shares. Every holder of uncertificated shares shall be entitled to receive a statement of holdings as evidence of share ownership. Shares represented by certificates shall be numbered and registered in a share register as they are issued. Share certificates shall exhibit the name of the registered holder, the number and class of shares and the series, if any, represented thereby, the par value of each share or a statement that such shares are without par value as the case may be, and any other information required by law, regulation or stock exchange rule. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificated shares of the same class and series shall be identical.

SECTION 10.02. LOST OR DESTROYED CERTIFICATES

Lost, mutilated, or destroyed certificates may be replaced by the issue of a new certificate upon such terms and indemnity to the corporation as the Board may determine. The Board may as it sees fit require the owner or owner’s representative to give a bond to the corporation with or without surety against any loss or claim which may arise from the issue of replacement certificate or certificates.

SECTION 10.03. SHARE TRANSFERS

Upon surrender to the corporation, or a transfer agent of the corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the corporation may issue to the person entitled thereto (a) a new certificate for such shares or (b) if requested by the holder and such shares are of a class or series of stock which may be uncertificated, (i) evidence of equivalent uncertificated shares or (ii) both a new certificate and evidence of uncertificated shares equaling in the aggregate the number of shares represented by the surrendered certificate, and in any case, the corporation shall cancel the old certificate and record the transaction upon its books. Upon receipt by the corporation, or a transfer agent of the corporation, of proper transfer instructions for uncertificated shares, accompanied by proper evidence of succession, assignment or authority to transfer, the corporation may issue to the person entitled thereto (a) evidence of equivalent uncertificated shares or (b) if requested by the holder, (i) a certificate for such shares or (ii) both a certificate and evidence of uncertificated shares equaling in the aggregate the number of shares covered by such transfer instructions, and in any case, the corporation shall cancel the old uncertificated shares and record the transaction upon its books.

SECTION 10.04. transfer agents and registrars

The Board may appoint one or more transfer agents and one or more registrars (any one of which may be appointed as both transfer agent and registrar) and may require all certificates for shares to bear the signature or signatures of any of them, any of which signature or signatures may be facsimile. In case any officer or officers of the corporation who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the corporation, such certificate or certificates may, nevertheless, be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation.

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Article 11 - INSURANCE AND OFFICER AND DIRECTOR CONTRACTS

SECTION 11.01. Indemnification: Third-Party Actions.

The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (an “Indemnified Person”), against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit, or proceeding, if such Indemnified Person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, or, with respect to any criminal action or proceeding, such person had reasonable cause to believe that his conduct was unlawful.

SECTION 11.02. Indemnification: Corporate Actions.

The corporation shall indemnify any Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if such Indemnified Person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action r suit was brought or other court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

SECTION 11.03. Determination.

To the extent that an Indemnified Person has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Article VI, Sections 1 and 2 hereof, or in defense of any claim, issue, or matter therein, such Indemnified Person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. Any other indemnification under Article VI, Sections 1 or 2 hereof, unless ordered by a court, shall be made by the corporation only in a specific case in which a determination is made that indemnification of the Indemnified Person is proper in the circumstances because such person has met the applicable standard or conduct set forth in Article VI, Sections 1 or 2 hereof. Such determination shall be made either (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders by a majority vote of a quorum of stockholders at any meeting duly called for such purpose.

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SECTION 11.04. Advances.

Expenses incurred by an Indemnified Person in defending a civil or criminal action, suit, or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit, or proceeding on receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the corporation as authorized by this section.

SECTION 11.05. Scope of Indemnification.

The indemnification and advancement of expenses provided by, or granted pursuant to, Article VI, Sections 1, 2 and 4:

(a) Shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled, under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office; and

(b) Shall, unless otherwise provided when authorized or ratified, continue as to a person who ceases to be an Indemnified Person and shall inure to the benefit of the heirs, executors, and administrators of such Indemnified Person.

SECTION 11.06. Insurance.

The corporation may purchase and maintain insurance on behalf of any person who is or was an Indemnified Person against any liability asserted against and incurred by such Indemnified Person in any such capacity or arising out of the Indemnified Person’s status as such, whether or not the corporation would have the power to indemnify the Indemnified Person against any such liability.

SECTION 11.07. Officer and Director Contracts.

No contract or other transaction between the corporation and one or more of its directors or officers or between the corporation and any corporation, partnership, association, or other organization in which one or more of the corporation’s directors or officers are directors, officers, or have a financial interest, is either void or voidable solely on the basis of such relationship or solely because any such director or officer is present at or participates in the meeting of the Board of Directors or a committee thereof which authorizes the contract or transaction or solely because the vote or votes of each director or officer are counted for such purpose, if:

(a) The material facts of the relationship or interest are disclosed or known to the Board of Directors or committee and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors even though the disinterested directors be less than a quorum;

(b) The material facts of the relationship or interest is disclosed or known to the stockholders and they approve or ratify the contract or transaction in good faith by a majority vote of the shares voted at a meeting of stockholders called for such purpose or written consent of stockholders holding a majority of the shares entitled to vote (the votes of the common or interested directors or officers shall be counted in any such vote of stockholders); or

(c) The contract or transaction is fair as to the corporation at the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the stockholders.

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Article 12 - FISCAL YEAR

The fiscal year of the corporation shall be fixed by resolution of the Board.

Article 13 - DIVIDENDS

The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding stock in the manner and on the terms and conditions provided by the articles of incorporation and bylaws.

Article 14 - SEAL

The corporation may or may not have a corporate seal, as may from time to time be determined by the Board of Directors. If a corporate seal is adopted, it shall be circular in form and shall be inscribed with the name of the corporation as it appears on the articles of incorporation, the state of incorporation and the year of incorporation. The secretary shall have custody of the seal and may affix it to any instrument requiring the corporate seal, as may any other officer of the corporation if so authorized by the Board of Directors.

Article 15 - Acquisition of Controlling Interest

The corporation elects not to be governed by NRS 78.378 to 78.3793, inclusive.

Article 16 - Combinations with InterestED Stockholders

The corporation elects not to be governed by NRS 78.411 to 78.444, inclusive.

Article 17 - AMENDMENTS

All bylaws of the corporation may be amended, altered or repealed, and new bylaws may be made, by the affirmative vote of a majority of the directors cast at any regular or special meeting at which a quorum is present provided that such authority has been delegated to the Board of Directors by the articles of incorporation.

Article 18 - PROVISIONS OF LAW

The provisions of these bylaws shall be controlled by and are subject to any specific provisions of the articles of incorporation or of law which relate to their specific subject matter, and shall also be subject to any more specific provisions, or exceptions dealing with the same subject matter appearing elsewhere in these bylaws as amended from time to time.

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WRITTEN CONSENT IN LIEU OF MEETING OF THE

SHAREHOLDERS OF ONCBIOMUNE PHARMACEUTICALS, INC.

(March __, 2017)

The undersigned, being a majority of the voting power of the shareholders of ONCBIOMUNE PHARMACEUTICALS, INC., a Nevada corporation (the “Corporation”), hereby adopt the following resolution by unanimous written consent:

RESOLVED, that the undersigned shareholders hereby ratify and approve the February __, 2017 actions of the Board of Directors of the Corporation including the amendment to Articles 4 and 8 of the Amended and Restated Articles of Incorporation and the adoption of the Amended and Restated Bylaws as provided for aforementioned Written Consent of the Board of Directors of the Corporation.

IN WITNESS WHEREOF, the undersigned being shareholders of the Corporation have executed this written consent, which may be executed in multiple counterparts, all of which taken together shall constitute one original, the actions taken herein to be effective as of the date first written above.

Shareholder Name and Affiliation	Type of Stock	Shares Beneficially Held	No. of Votes	Percent of Total Votes

Jonathan F. Head, Ph. D	Common	16,926,078	16,926,078
	Series A Preferred	500,000	250,000,000
	Series B Preferred	2,892,000	289,200,000
Total Shares/Votes			556,126,078	39.40%

Andrew A. Kucharchuk	Common	5,000,000	5,000,000	0.35%

Banco Actinver, S.A., as Trustee of Irrevocable Trust No. 2868 under the Irrevocable Management Trust Agreement No. 2868 By:____________________________ Oscar Mejia Reyes, Trust Officer By:____________________________ Gabriela Alejandra, Trust Officer	Common	61,158,013	61,158,013	%
	Series B Preferred	50,000,000	500,000,000
Total Shares/Votes			561,158,013	39.76%

Total Shareholder Votes				79.51%

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CERTIFICATE OF SECRETARY

ONCBIOMUNE PHARMACEUTICALS, INC.

The undersigned, Andrew A. Kucharchuk, Secretary of ONCBIOMUNE PHARMACEUTICALS, INC., a Nevada corporation (the “Company”), does hereby certify on behalf of the Company that the Written Consents of the Board of Directors and Shareholders with an effective date of March__, 2017 as set forth above (the “Written Consents”) are a true and correct copy of the Written Consents adopted by the Board of Directors and Shareholders of the Company. The Written Consents have not been amended, modified or rescinded, and remain in full force and effect as of the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on this __ day of March, 2017.

ONCBIOMUNE PHARMACEUTICALS, INC.

Andrew A. Kucharchuk, Secretary

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